Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Coronado Topco, Inc. of our report dated March 7, 2022 relating to the financial statements, which appears in Ortho Clinical Diagnostics Holdings plc’s Annual Report on Form 10-K for the year ended January 2, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 14, 2022